Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contacts:	Nate Wallace	Raj Rajaji
	Manugistics Group, Inc.	Manugistics Group, Inc.
	Investor Relations	Chief Financial Officer
	301-984-5059	301-984-5087

Press Contacts:	Didi Blackwood	John Conley
	Manugistics Group, Inc.	Ogilvy PR (For Manugistics)
	dblackwo@manu.com	john.conley@dc.ogilvypr.com
	301-984-5330	202-452-9524

Manugistics Announces Preliminary Second Quarter Results
Conference Call and Web Cast Scheduled for 5:00 p.m. EDT, Wednesday, September 5

Rockville, MD – September 5, 2001 – Manugistics Group, Inc. (Nasdaq: MANU), the leading global provider of Enterprise Profit Optimization™ (EPO) solutions – the market’s first solutions to simultaneously optimize a company’s supply- and demand-side business processes – today announced preliminary results for its fiscal second quarter ended August 31, 2001. Manugistics expects to report total revenue of approximately $68–$70 million, including software revenue of $24–$25 million. Based on these estimated revenues, the Company expects to report adjusted net loss of approximately $.14–$.16 per basic and diluted share when final results are reported on October 3, 2001. Adjusted net loss excludes charges or benefits associated with amortization of intangibles and non-cash stock compensation and the restructuring charges associated with previously announced office consolidations.

“Despite the strong revenue growth and market momentum we have achieved over the last seven quarters, general market conditions and economic uncertainty adversely impacted our second quarter financial performance,” said Greg Owens, Manugistics chairman and chief executive officer. “Late in the quarter, companies across many of our market segments, including segments that appeared robust, became even more cautious and deliberate regarding commitments to capital expenditures, resulting in lengthened sales cycles and unanticipated order delays.”

“We are confident that our business strategy, combined with our strong cash and investment position of approximately $250 million and stringent expense controls, positions Manugistics to navigate through the current industry downturn and to return to higher revenue growth and profitability (on an adjusted basis) in the future,” added Owens.

The Company is reassessing its expected financial performance, as well as measures to reduce its cost structure, for the remainder of fiscal 2002 and will provide additional information when it reports final second quarter results on October 3, 2001.

The company will host a brief conference call to discuss these preliminary results at 5:00 p.m. EDT on Wednesday, September 5, 2001. In order to participate, please call 212-896-6100 or via web cast at http: www.manugistics.com/ir/. A recording of this call will be available from 7:00 p.m. EDT on Wednesday, September 5, through 7:00 p.m. Friday, September 7. To listen to the recording, callers within North America may call 800-633-8284. Callers outside North America may call 858-812-6440. Callers to the recording will be required to enter the following access code: 19662914.

Final results and further comments on the company’s outlook for fiscal 2002 are scheduled to be released on October 3, 2001.

About Manugistics Group, Inc.

Manugistics pioneered the powerful new business discipline of Enterprise Profit Optimization, which refers to a company’s ability to drive profitable growth through the simultaneous optimization of its supply-side and demand-side business processes. Made possible through innovative combinations of Supply Chain Management, Pricing and Revenue Optimization, and Supplier Relationship Management solutions, Manugistics EPO solutions help enterprises and their trading partners lower operating costs, enhance profitability and accelerate growth. The company’s list of clients includes industry leaders such as 3Com, Amazon.com, Boeing, BP, Brown & Williamson, Caterpillar, Cisco Systems, Coca-Cola Bottling, Compaq, Converge, DuPont, eConnections, Ford Motor Company, General Electric, Harley-Davidson, Hormel, Levi Strauss & Co., Marriott, Nestle, Texas Instruments, Timberland, Unilever, and United Airlines. For more information, please go to www.manugistics.com.

FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGISTICS NEWSBUREAU HOTLINE AT 301-984-5330.

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This announcement contains forward-looking statements, including statements regarding revenue and earnings (losses) that Manugistics expects to report for its second quarter of fiscal 2002, demand for its solutions, its ability to achieve intended cost reductions, and assessments of current and future market conditions. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations. Factors that could cause results to differ include, among others, accounting entries and adjustments made in closing the second quarter, unanticipated expenses and difficulties in achieving planned cost reductions, lengthening of sales cycles for software products and services, competition, and general business and economic conditions. More information about factors that potentially could affect Manugistics’ financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2001, and Quarterly Report on Form 10-Q for the quarter ended May 31, 2001. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, and the Manugistics logo, the phrase “Leveraged Intelligence,” Enterprise Profit Optimization, Manugistics WebConnect and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.